                                POWER OF ATTORNEY

            The undersigned hereby constitutes and appoints David A. Newberg as the undersigned's true and lawful attorney-in-fact to:

            1. Execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director, and/or shareholder of Sight Resource Corporation (the "Company"), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 (the "Act") and the rules thereunder.

            2. Execute for and on behalf of the undersigned, in the undersigned's capacity as a shareholder of the Company and/or in the undersigned's capacity as an executive officer or controlling shareholder of any corporation or entity that is a shareholder of the Company, Schedules 13D and 13G, and any amendments thereto or agreements relating to "group" filings thereof, in accordance with Sections 13(d) and 13(g) of the Act and the rules thereunder.

            3. Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, or Schedule 13D or 13G (including without limitation executing Form ID and obtaining CIK, CCC and other codes and passwords), and timely file such Forms and Schedules with the Securities and Exchange Commission and any stock exchange or similar authority.

            The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with
Section 13 or 16 of the Act.

            This Power of Attorney shall remain in full force and effect until the undersigned (and any such entity for which the undersigned is an executive officer or controlling shareholder) is no longer required to file Forms 3, 4 and 5, and Schedules 13D or 13G, with respect to the undersigned's (or such entity's) holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

            IN TESTIMONY WHEREOF, the undersigned has caused this Power of Attorney to be executed this 2nd day of August, 2005.

                                                 ORSI MAZZUCCHELLI S.P.A.

                                                 By /s/ Marco Brustio
                                                    -------------------------
                                                    Name: Marco Brustio
                                                    Title: Director

                                       4